SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 5, 2012 (March 30, 2012)

Date of Report (Date of earliest event reported)

RED LION HOTELS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	file number)	Identification No.)

201 W. North River Drive

Suite 100

Spokane, Washington 99201

(Address of Principal Executive Offices, Zip Code)

(509) 459-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 30, 2012, we entered into retention agreements with George H. Schweitzer and Harry G. Sladich.

Under the agreement with Mr. Schweitzer, if a change of control occurs between June 1, 2012 and December 31, 2013, Mr. Schweitzer will be entitled to receive a severance payment in the amount of $250,000 if within 365 days following the change of control (i) his position is eliminated, (ii) he is terminated without cause, or (iii) he resigns for “good reason” (payment of the severance is conditioned on his signing a standard separation and release agreement). In addition, if as a result of the change of control (A) our company is owned by a non-publicly traded entity such that our common stock is no longer liquid, or (B) our company is owned by a publicly traded entity that has not agreed as part of any purchase and sale agreement to continue Mr. Schweitzer’s unvested restricted stock units and stock options in substantially the same form as existed immediately prior to the change, then whether or not Mr. Schweitzer’s employment terminates:

•	we will accelerate vesting of any stock option he holds whose strike price is less than 110% of the market price of our stock at the time of the change; and

•	we will accelerate vesting of any restricted stock units he holds.

“Good reason” means a reduction of at least 10% in base salary or a relocation of his primary work place by more than 30 miles.

Mr. Schweitzer will not be entitled to any of the benefits described above if his employment terminates for any reason prior to a change of control.

The agreement with Mr. Sladich covers the period from March 30, 2012 to December 31, 2013, but he otherwise has the same change of control arrangement as Mr. Schweitzer, except that the potential severance payment for Mr. Sladich is $100,000 instead of $250,000.

On March 30, 2012, we also modified our existing employment letter agreement with Julie Shiflett to provide for acceleration of the vesting of her equity awards under certain additional circumstances. If (i) a change occurs in the composition of our Board of Directors and results in a majority of our board consisting of persons other than incumbent directors, and (ii) as a further result of that change (A) our company is owned by a non-publicly traded entity such that our common stock is no longer liquid, or (B) our company is owned by a publicly traded entity that has not agreed as part of any purchase and sale agreement to continue Ms. Shiflett’s unvested restricted stock units and stock options in substantially the same form as existed immediately prior to the change, then, whether or not her employment terminates, we will accelerate vesting of any restricted stock units she holds.

For purposes of the foregoing, “incumbent directors” means the individuals who were on our board on March 30, 2012, and any other persons thereafter becoming directors whose election or nomination for election was supported by a majority of the directors who then comprised the incumbent directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED LION HOTELS CORPORATION

Dated: April 5, 2012	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Senior Vice President, General Counsel and Secretary

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